UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 17, 2005

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:		716-855-1068

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

        On June 17, 2005, Minrad International, Inc. entered into agreements concerning the sale of Series A preferred stock and warrants to purchase common stock, under terms described in Item 3.02 of this report, which are incorporated herein by reference. In connection with the sale, the material documents related to the agreements included:

•	A Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 99.1;

•	A Certificate of Designations, a copy of which is filed herewith as Exhibit 99.2;

•	Warrants, the form of which is included herewith as Exhibit 99.3; and

•	A Registration Rights Agreement, a copy of which is filed herewith as Exhibit 99.4.

Item 3.02     Unregistered Sales of Equity Securities

        On June 17, 2005, Minrad entered into agreements to sell 3,000 shares of its Series A convertible preferred stock and warrants to purchase 750,000 shares of its common stock to investors in a negotiated private placement transaction for an aggregate purchase price of $3 million. The sale was closed on June 21, 2005.

        The 3,000 shares of Series A preferred are convertible into an aggregate of 1,500,000 shares of common stock (subject to anti-dilution and other adjustments). The Series A preferred will pay dividends at the rate of 6% per annum, accruing daily, payable quarterly in cash or, at the option of Minrad and subject to certain conditions, in common stock. Each share of Series A preferred stock is convertible at any time at the election of the holder into 500 shares of common stock (subject to anti-dilution and other adjustments). The Series A preferred is subject to mandatory redemption or conversion after 4 years, and is convertible at the election of Minrad if, subject to certain conditions, the company's common stock maintains a trading price of $5.00 per share for 20 trading days and an average trading volume at or above 50,000 shares.

        The warrants will be exercisable for $3.85 per share (subject to anti-dilution and other adjustments) until 3 years after the closing date. Under the terms of the sale, Minrad agreed to register under the Securities Act the re-sale of common stock underlying the Series A preferred stock and warrants.

        Under the Registration Rights Agreements entered into with the Purchasers, Minrad is required, among other things, to complete not later than 90 days after the closing of the sale the registration under the Securities Act of the resale by the purchasers of common stock that is issuable under the Series A preferred and upon exercise of the Warrants. The Registration

Rights Agreements provide that Minrad must pay penalties, including liquidated damages, if it fails to timely complete and maintain the registration of the resale by the purchasers of the underlying common stock.

        In connection with the sales, Minrad will pay placement agents and/or finders cash fees equal to $300,000 and warrants exercisable for a period of 7 years to purchase 150,000 shares of common stock at $2.00 per share.

        The offering and sale of the Series A preferred stock and warrants were made in a private sale without any general solicitation or advertising, exclusively to "accredited investors" as defined in SEC Rule 501. Minrad claims exemption from registration for the offer and sale of the securities under Sections 4(2) and 4(6) of the Securities Act and Rule 506 of the SEC thereunder.

Item 3.03     Material Modification of Rights of Security Holders

        As previously reported by Minrad, effective June 8, 2005 Minrad amended its Certificate of Incorporation by filing a Certificate of Designations with the Secretary of State of the State of Delaware, in the form filed with this report as Exhibit 99.2. The Certificate of Designations authorizes Minrad to issue 15,000 shares of Series A convertible preferred stock, par value $0.25 per share. The rights, preferences, and limitations of the Series A preferred stock are generally as follows:

•	Stated Value: $1,000 per share (subject to anti-dilution and other adjustments)

•	Dividends: 6% per annum, compounded continuously, payable quarterly in cash, or at the option of the company and subject to certain limitations, in shares of common stock. In addition, the Series A preferred participates with the common stock in any dividends payable to the holders of the common stock as if the Series A preferred had been converted into common stock. Without the express written consent of the holders of Series A preferred, Minrad may not declare or pay any cash dividend or distribution on its common stock.

•	Convertible: at any time at the election of the holder into common stock at a rate of 500 shares of common stock per share(subject to anti-dilution and other adjustments); subject to certain conditions, at the election of Minrad if the company's common stock maintains a trading price of $5.00 or more for 20 trading days; and subject to mandatory conversion after 4 years, unless redeemed by the company at that time.

•	Redemption: redeemable at Stated Value at the option of the holder if Minrad fails to maintain registration under the Securities Act of the resale of conversion shares of common stock as required, or in the event of a change of control; or at the option of Minrad in lieu of mandatory conversion after 4 years.

•	Preferences: shares are preferred over the common stock as to dividends, distributions and payments upon liquidation, dissolution or winding up of the company.

•	Voting: the Series A preferred has no voting rights except as required by law or in limited circumstances as described in the Certificate of Designations.

•	Other rights: Minrad may not engage in any recapitalization, reclassification, consolidation, merger, or sale of all or substantially all of its assets to another person if Minrad will not be the surviving entity unless the acquiring entity agrees in a manner satisfactory to the holders of a majority of the Series A preferred to exchange for the Series A Preferred securities of the other entity that are substantially similar in form and substance to the Series A preferred.

        The foregoing is only a summary of certain material terms of the Series A preferred. For a complete description of the rights and preferences of the Series A preferred, reference is made to the Certificate of Designations. As a result of the transaction being reported, the common stock of Minrad was affected by the issuance of an additional 3,000 shares of Series A preferred.

Item 9.01     Financial Statements and Exhibits

(c)     Exhibits

        99.1 Securities Purchase Agreement, dated as of June 17, 2005, between Minrad International, Inc. and certain Buyers relating to the sale of Series A convertible preferred stock and warrants.

        99.2 Certificate of Designations, filed with the Secretary of State of the State of Delaware on June 8, 2005, for the purpose of amending the Certificate of Incorporation of Minrad International, Inc. to provide for the designations, rights and preferences of Series A preferred stock -- incorporated by reference to Exhibit 99.2 of Form 8-K dated June 8, 2005, filed with the SEC on June 14, 2005.

        99.3 Warrant, dated as of June 21, 2005, issued to Buyers under Securities Purchase Agreement of the same date by Minrad International, Inc.

        99.4 Registration Rights Agreement, dated as of June 17, 2005, between Minrad International, Inc. and Buyers under Stock Purchase Agreement of the same date.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

By:	/s/ William L. Bednarski
William L. Bednarski
Executive Vice President and COO

June 21, 2005